Broadcom Reports Fourth Quarter and Full Year 2014 Results
IRVINE, Calif. – January 29, 2015 –
- Record 2014 Net Revenue: $8.43 billion -

Fourth Quarter 2014 Results	GAAP	Non-GAAP (including SBC)	Non-GAAP (excluding SBC)
Net revenue	$2.14 billion
Net income per share	$.64	$.76	$.90
		(including $0.14 of stock-based compensation)	($0.03 better than First Call consensus)

Broadcom Corporation (NASDAQ: BRCM), a global innovation leader in semiconductor solutions for wired and wireless communications, today reported unaudited financial results for its fourth quarter and year ended December 31, 2014.

"Better than anticipated revenue produced operating results above consensus for the quarter, driven by stronger Broadband and Connectivity revenue in the high-end smartphone and broadband access markets,” said Scott McGregor, Broadcom's President and Chief Executive Officer.  “2014 was a pivotal year where we focused on our core businesses, delivered record revenue and non-GAAP profitability, increased capital return and enhanced corporate governance.”
Net revenue for the fourth quarter of 2014 was $2.14 billion. This represents a decrease of 5.2% compared with the $2.26 billion reported for the third quarter of 2014 and an increase of 3.8% compared with the $2.06 billion reported for the fourth quarter of 2013. Net income computed in accordance with U.S. generally accepted accounting principles (GAAP) for the fourth quarter of 2014 was $390 million, or $0.64 per share (diluted), compared with GAAP net income of $98 million, or $0.16 per share (diluted), for the third quarter of 2014 and GAAP net income of $168 million, or $0.29 per share (diluted), for the fourth quarter of 2013.

Net revenue for the year ended December 31, 2014 was $8.43 billion. This represents an increase in net revenue of 1.5% from the $8.31 billion reported for the year ended December 31, 2013. Net income computed in accordance with GAAP for the year ended December 31, 2014 was $652 million, or $1.08 per share (diluted), compared with GAAP net income of $424 million, or $0.73 per share (diluted), for the year ended December 31, 2013.

GAAP net income for the fourth quarter of 2014 included charges for restructuring costs and the impairment of long-lived assets, primarily related to Broadcom's decision to exit its cellular baseband business, of $30 million, or $0.05 per share.

GAAP net income for the third quarter of 2014 included charges for restructuring costs related to Broadcom's decision to exit the cellular baseband business totaling $114 million, or $0.19 per share, and additional charges for the impairment of purchased intangible assets of $200 million, or $0.33 per share.
GAAP net income for 2014 included (i) impairment charges for long-lived assets, restructuring costs and an inventory write-down primarily related to Broadcom's decision to exit the cellular baseband business totaling $329 million, or $0.55 per share; (ii) additional charges for the impairment of purchased intangible assets of $260 million, or $0.43 per share; (iii) settlements costs of $16 million, or $0.03 per share; and (iv) a net gain on sale of assets $60 million, or $0.10 per share.

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GAAP net income for 2013 included (i) impairment charges for purchased intangible assets of $511 million, or $0.88 per share, which was primarily related to Broadcom's acquisition of NetLogic Microsystems, Inc.; (ii) restructuring costs of $29 million, or $0.05 per share; (iii) a charitable contribution to Broadcom Foundation of $25 million, or $0.04 per share; and (iv) net settlement gains of $69 million, or $0.12 per share.
In addition to GAAP results, Broadcom reports adjusted net income and adjusted net income per share, referred to respectively as “non-GAAP net income” and “non-GAAP diluted net income per share.” Beginning with the fourth quarter of 2014, Broadcom is reporting (and plans to report in the future) non-GAAP results calculated with the inclusion of stock-based compensation. All prior-period amounts have been adjusted retrospectively to reflect this change. For transitional purposes, Broadcom is also providing, for the periods reported in this release only, non-GAAP net income and non-GAAP diluted net income per share excluding stock-based compensation. A discussion of Broadcom’s use of these and other non-GAAP financial measures is set forth below. Reconciliations of GAAP to non-GAAP financial measures for the three months ended December 31, 2014, September 30, 2014 and December 31, 2013, and the year ended December 31, 2014 and 2013 appear in the financial statements portion of this release under the heading “Unaudited Schedule of Selected GAAP to Non-GAAP Adjustments.”

Non-GAAP net income for the fourth quarter of 2014 was $463 million, or $0.76 per share (diluted), compared with non-GAAP net income of $461 million, or $0.76 per share (diluted), for the third quarter of 2014 and non-GAAP net income of $247 million, or $0.43 per share (diluted), for the fourth quarter of 2013. Non-GAAP net income for the year ended December 31, 2014 was $1.41 billion, or $2.35 per share (diluted), compared with non-GAAP net income of $1.14 billion, or $1.95 per share (diluted), for the year ended December 31, 2013.
Conference Call Information
As previously announced, Broadcom will conduct a conference call with analysts and investors to discuss its fourth quarter and full year 2014 financial results and current financial prospects today at 1:45 p.m. Pacific Time (4:45 p.m. Eastern Time). The company will broadcast the conference call via webcast over the Internet. To listen to the webcast, or to view the financial and other statistical information required by Securities and Exchange Commission (SEC) Regulation G, please visit the Investors section of the Broadcom website at www.broadcom.com/investors. The webcast will be recorded and available for replay until 11:59 p.m. Pacific Time on Sunday, February 22, 2015.
The financial results included in this release are unaudited. The audited financial statements of the company for the year ended December 31, 2014 are included in Broadcom’s Annual Report on Form 10-K, filed with the SEC as soon as practicable.
About Broadcom
Broadcom Corporation (NASDAQ: BRCM), a FORTUNE 500® company, is a global leader and innovator in semiconductor solutions for wired and wireless communications. Broadcom® products seamlessly deliver voice, video, data and multimedia connectivity in the home, office and mobile environments. With one of the industry’s broadest portfolio of state-of-the-art system-on-a-chip solutions, Broadcom is changing the world by Connecting everything®. For more information, go to www.broadcom.com.
Note Regarding Use of Non-GAAP Financial Measures
Broadcom reports the following measures in accordance with GAAP and on a non-GAAP basis: (i) cost of revenue, (ii) gross profit, (iii) gross margin, (iv) net income (loss), and (v) diluted net income (loss) per share (EPS). Broadcom's non-GAAP cost of revenue, non-GAAP gross profit, and non-GAAP gross margin excludes certain charges related to acquisitions and certain inventory charges relating to its decision to exit the cellular baseband business. Acquisition-related charges include the amortization of purchased intangible assets and the amortization of acquired inventory valuation step-up. In addition to the exclusions noted above, Broadcom's non-GAAP net income and diluted net income per share also exclude impairment of long-lived assets, settlement costs (gains), restructuring costs (reversals), charitable contributions, gain on sale of assets, gains (losses) on strategic investments, other charges (gains), tax benefits resulting from reductions in U.S. valuation allowance on certain deferred tax assets due to the recording of net deferred tax liabilities for identifiable intangible assets under purchase accounting, and tax benefits resulting from the reduction of certain foreign deferred tax liabilities due to the impairment of long-lived assets. Reconciliations of GAAP to non-GAAP financial measures for the three

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months ended December 31, 2014, September 30, 2014 and December 31, 2013, respectively, and the year ended December 31, 2014 and 2013 appear in the financial statements portion of this release under the heading “Unaudited Schedule of Selected GAAP to Non-GAAP Adjustments.” Some totals or amounts may not add or conform to prior period presentations due to rounding.
Additionally, as noted above, for the periods reported herein only, Broadcom has included non-GAAP net income and non-GAAP diluted net income per share excluding stock-based compensation. In future releases reporting its financial results, Broadcom will now provide those metrics calculated with the inclusion of stock-based compensation, as Broadcom now sets financial targets for its reportable segments that include stock-based compensation expense.

Broadcom believes that the presentation of these non-GAAP measures provides important supplemental information to management and investors regarding financial and business trends relating to its financial condition and results of operations. Broadcom’s management believes that the use of these non-GAAP financial measures provides consistency and comparability among and between results from prior periods or forecasts and future prospects, and also facilitates comparisons with other companies in its industry, many of which use similar non-GAAP financial measures to supplement their GAAP results. Broadcom’s management has historically used these non-GAAP financial measures when evaluating operating performance, because they believe that the inclusion or exclusion of the items described above provides insight into core operating results, the ability to generate cash and underlying business trends affecting performance. Broadcom has chosen to provide this information to investors to enable them to perform additional analysis of past, present and future operating performance and as a supplemental means to evaluate ongoing core operations. The non-GAAP financial information presented herein should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.

For additional information on the items excluded by Broadcom from one or more of its non-GAAP financial measures, refer to the Form 8-K regarding this release furnished today to the SEC.
Cautions Regarding Forward-Looking Statements:
All statements included or incorporated by reference in this release and the related conference call for analysts and investors, other than statements or characterizations of historical fact, are forward-looking statements within the meaning of the federal securities laws, including the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on our current expectations, estimates and projections about our business and industry, management’s beliefs, and certain assumptions made by us, all of which are subject to change. Forward-looking statements can often be identified by words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “could,” “potential,” “continue,” “ongoing,” similar expressions, and variations or negatives of these words. Examples of such forward-looking statements include, but are not limited to, guidance provided on future revenue, product gross margin and operating expenses for the first quarter of 2015 (on both a GAAP and non-GAAP basis). These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause our actual results to differ materially and adversely from those expressed in any forward-looking statement.
These risks and uncertainties include, but are not limited to the following:

•	Our quarterly operating results may fluctuate significantly.

•	We depend on a few significant customers for a substantial portion of our revenue.

•	We may fail to appropriately adjust our operations in response to changes in our strategy or market demand.

•	We face intense competition.

•	We manufacture and sell complex products and may be unable to successfully develop and introduce new products.

•	We are exposed to risks associated with our international operations.

•	Our operating results may be adversely impacted by worldwide economic uncertainties and specific conditions in the markets we address.

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•	We may be unable to attract, retain or motivate key personnel.

•	Our stock price is highly volatile.

•	Our business is subject to potential tax liabilities.

•	We may be required to defend against alleged infringement of intellectual property rights of others and/or may be unable to adequately protect or enforce our own intellectual property rights.

•	We face risks associated with our acquisition strategy.

•	We are subject to order and shipment uncertainties.

•	We depend on third parties to fabricate, assemble and test our products.

•	Our systems are subject to security breaches and other cybersecurity incidents.

•	Government regulation may adversely affect our business.

•	Our future ability to return capital to shareholders in the form of dividends or share repurchases may be impacted by the availability of U.S. cash.

•	Our articles of incorporation and bylaws contain anti-takeover provisions.

•	Our co-founders and their affiliates may strongly influence the outcome of matters that require the approval of our shareholders.

Our Annual Report on Form 10-K for the year ended December 31, 2013, subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K, and other SEC filings, including our Annual Report on Form 10-K for the year ended December 31, 2014 when it is filed, discuss the foregoing risks as well as other important risk factors that could contribute to such differences or otherwise affect our business, results of operations and financial condition. The forward-looking statements used in this release and the related conference call for analysts and investors speak only as of the date they are made. We undertake no obligation to revise or update publicly any forward-looking statement to reflect future events or circumstances.
Broadcom®, the pulse logo, Connecting everything®, and the Connecting everything logo are among the trademarks of Broadcom Corporation and/or its affiliates in the United States, certain other countries and/or the EU. Any other trademarks or trade names mentioned are the property of their respective owners.

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BROADCOM CORPORATION
Unaudited GAAP Condensed Consolidated Statements of Operations
(In millions, except per share amounts)

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,
	2014	2014	2013	2014	2013
Net revenue	$2,143	$2,260	$2,064	$8,428	$8,305
Cost of revenue	1,012	1,077	1,026	4,098	4,088
Gross profit	1,131	1,183	1,038	4,330	4,217
Operating expenses:
Research and development	530	573	643	2,373	2,486
Selling, general and administrative	173	176	172	716	706
Amortization of purchased intangible assets	3	8	14	29	57
Impairments of long-lived assets	14	200	—	404	511
Restructuring costs, net	16	114	17	158	29
Settlement costs (gains)	(4)	2	6	16	(69)
Other charges (gains), net	—	(1)	—	(60)	25
Total operating expenses	732	1,072	852	3,636	3,745
Income from operations	399	111	186	694	472
Interest expense, net	(9)	(17)	(6)	(36)	(30)
Other income, net	5	9	1	9	3
Income before income taxes	395	103	181	667	445
Provision for income taxes	5	5	13	15	21
Net income	$390	$98	$168	$652	$424
Net income per share (basic)	$0.65	$0.17	$0.29	$1.11	$0.74
Net income per share (diluted)	$0.64	$0.16	$0.29	$1.08	$0.73
Weighted average shares (basic)	596	591	576	590	574
Weighted average shares (diluted)	610	607	581	601	584

Dividends per share	$0.12	$0.12	$0.11	$0.48	$0.44

The following table presents details of total stock-based compensation expense included in each functional line item in the unaudited condensed consolidated statements of income above:

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,
	2014	2014	2013	2014	2013
Cost of revenue	$5	$6	$6	$22	$25
Research and development	67	73	83	304	363
Selling, general and administrative	25	28	28	111	130

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BROADCOM CORPORATION
Unaudited Condensed Consolidated Statements of Cash Flows
(In millions)

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,
	2014	2014	2013	2014	2013
Operating activities
Net income	$390	$98	$168	$652	$424
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	37	42	51	178	173
Stock-based compensation expense	97	107	117	437	518
Acquisition-related items:
Amortization of purchased intangible assets	45	54	56	214	228
Impairments of long-lived assets	14	200	—	404	511
Loss (gain) on sale of assets and other	3	3	—	(41)	(2)
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable, net	134	(142)	57	(9)	(55)
Inventory	93	(10)	16	(7)	2
Prepaid expenses and other assets	7	11	(28)	14	(25)
Accounts payable	(176)	—	44	(79)	24
Deferred revenue	(11)	(7)	(4)	87	(15)
Other accrued and long-term liabilities	—	105	(86)	75	2
Net cash provided by operating activities	633	461	391	1,925	1,785
Investing activities
Net purchases of property and equipment	(48)	(56)	(56)	(262)	(228)
Net cash paid for acquired companies	(5)	(3)	(142)	(14)	(142)
Proceeds from sale of certain assets and other	2	—	(15)	92	(15)
Purchases of marketable securities	(2,003)	(955)	(468)	(3,871)	(2,682)
Proceeds from sales and maturities of marketable securities	1,724	447	575	3,141	2,071
Net cash used in investing activities	(330)	(567)	(106)	(914)	(996)
Financing activities
Issuance of long-term debt, net	—	592	—	592	—
Payments of long-term debt	—	(400)	(300)	(400)	(300)
Repurchases of Class A common stock	(104)	(227)	(2)	(522)	(597)
Dividends paid	(72)	(71)	(64)	(283)	(254)
Proceeds from issuance of common stock	198	136	240	617	532
Minimum tax withholding paid on behalf of employees for restricted stock units	(34)	(34)	(26)	(127)	(130)
Net cash used in financing activities	(12)	(4)	(152)	(123)	(749)
Increase (decrease) in cash and cash equivalents	291	(110)	133	888	40
Cash and cash equivalents at beginning of period	2,254	2,364	1,524	1,657	1,617
Cash and cash equivalents at end of period	$2,545	$2,254	$1,657	$2,545	$1,657

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BROADCOM CORPORATION
Unaudited Condensed Consolidated Balance Sheets
(In millions)

	December 31, 2014	December 31, 2013
ASSETS

Current assets:
Cash and cash equivalents	$2,545	$1,657
Short-term marketable securities	1,061	775
Accounts receivable, net	804	795
Inventory	531	525
Prepaid expenses and other current assets	131	163
Total current assets	5,072	3,915
Property and equipment, net	516	593
Long-term marketable securities	2,383	1,939
Goodwill	3,710	3,793
Purchased intangible assets, net	664	1,144
Other assets	126	111
Total assets	$12,471	$11,495

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$503	$585
Wages and related benefits	220	243
Deferred revenue and income	36	21
Accrued liabilities	791	647
Total current liabilities	1,550	1,496
Long-term debt	1,593	1,394
Other long-term liabilities	277	234
Commitments and contingencies
Shareholders' equity	9,051	8,371
Total liabilities and shareholders’ equity	$12,471	$11,495

UNAUDITED SUPPLEMENTAL FINANCIAL INFORMATION
(In millions)
	December 31, 2014	September 30, 2014	December 31, 2013
Cash and cash equivalents	$2,545	$2,254	$1,657
Short-term marketable securities	1,061	1,068	775
Long-term marketable securities	2,383	2,098	1,939
Total cash, cash equivalents and marketable securities	$5,989	$5,420	$4,371
Increase from prior period end	$569
Increase from prior year end	$1,618

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BROADCOM CORPORATION
Unaudited Schedule of Selected GAAP to Non-GAAP Adjustments
(In millions)

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,
	2014	2014	2013	2014	2013

Net revenue	$2,143	$2,260	$2,064	$8,428	8,305
GAAP cost of revenue	1,012	1,077	1,026	4,098	4,088
GAAP gross profit	$1,131	$1,183	$1,038	$4,330	$4,217
GAAP gross margin	52.8%	52.3%	50.3%	51.4%	50.8%

GAAP cost of revenue	$1,012	$1,077	$1,026	$4,098	$4,088
Adjustments:
Amortization of purchased intangible assets	(42)	(46)	(42)	(185)	(171)
Amortization of acquired inventory step-up and inventory charges related to the exit of the cellular baseband business	—	7	—	(27)	(1)
Non-GAAP cost of revenue	$970	$1,038	$984	$3,886	$3,916

Net revenue	$2,143	$2,260	$2,064	$8,428	8,305
Non-GAAP cost of revenue	970	1,038	984	3,886	3,916
Non-GAAP gross profit	$1,173	$1,222	$1,080	$4,542	$4,389
Non-GAAP gross margin	54.7%	54.1%	52.3%	53.9%	52.8%

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BROADCOM CORPORATION
Unaudited Schedule of Selected GAAP to Non-GAAP Adjustments
(In millions)

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,
	2014	2014	2013	2014	2013

GAAP net income	$390	$98	$168	$652	$424
Adjustments:
Amortization of purchased intangible assets	45	54	56	214	228
Amortization of acquired inventory step-up and inventory charges related to the exit of the cellular baseband business	—	(7)	—	27	1
Impairment of long-lived assets	14	200	—	404	511
Settlement costs (gains)	(4)	2	6	16	(69)
Other charges (gains), net	—	(1)	—	(60)	25
Restructuring costs, net	16	114	17	158	29
Other expense (income), net	3	—	—	6	(1)
Certain income tax expense (benefit)	(1)	1	—	(6)	(10)
Total GAAP to Non-GAAP adjustments	$73	$363	$79	$759	$714
Non-GAAP net income (including stock-based compensation)	463	461	247	1,411	1,138
Stock-based compensation and related payroll taxes	99	108	119	444	524
Non-GAAP net income (excluding stock-based compensation)	$562	$569	$366	$1,855	$1,662

Shares used in calculation - diluted (GAAP and Non-GAAP)	610	607	581	601	584
Non-GAAP adjustment *	16	20	25	23	28
Shares used in calculation - diluted (Non-GAAP) (excluding stock-based compensation)	626	627	606	624	612

GAAP diluted net income per share	$0.64	$0.16	$0.29	$1.08	$0.73
Non-GAAP diluted net income per share	$0.76	$0.76	$0.43	$2.35	$1.95
Non-GAAP diluted net income per share (excluding stock-based compensation)	$0.90	$0.91	$0.60	$2.97	$2.72

*Represents the benefits of compensation costs attributable to future services and not yet recognized in the financial statements that are treated as proceeds assumed to be used to repurchase shares under the GAAP treasury stock method.

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BROADCOM CORPORATION
Guidance for the Three Months Ending March 31, 2015

Three Months Ending
March 31, 2015
Total net revenue (GAAP)	~$2.00 billion +/- $75 million

Gross margin (GAAP)	52.8% +/- 75 basis points
Gross margin (Non-GAAP*)	54.7% +/- 75 basis points

Research & development and selling, general, and administrative expenses *	Up ~$5 million to ~$25 million from Q4'14
* Includes stock-based compensation expense.
Broadcom has based the preceding guidance for the three months ending March 31, 2015 on expectations, assumptions and estimates that we believe are reasonable given our assessment of historical trends and other information reasonably available as of January 29, 2015. Our guidance consists of predictions only, however, and is subject to a wide range of known and unknown business risks and uncertainties, many of which are beyond our control. The forecasts and projections contained in the table above should not be regarded as representations by Broadcom that the estimated results will be achieved. Projections and estimates are necessarily speculative in nature and actual results may vary materially from the guidance we provide today. The non-GAAP guidance presented above is consistent with the presentation of non-GAAP results included elsewhere herein, which now includes stock-based compensation expense.
The guidance set forth in the above table should be read together with the information under the caption, “Cautions Regarding Forward-Looking Statements” above, our Annual Report on Form 10-K for the year ended December 31, 2013, subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K, and our other SEC filings, including our Annual Report on Form 10-K for the year ended December 31, 2014 when it is filed. We undertake no obligation to publicly update or revise any forward-looking statements, including the guidance set forth herein, to reflect future events or circumstances.

Broadcom Business Press Contact	Broadcom Investor Relations Contact
Karen Kahn	T. Peter Andrew
Vice President, Corporate Communications	Vice President, Treasury and Investor Relations
415-297-5035	949-926-6932
kkahn@broadcom.com	andrewtp@broadcom.com

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